Exhibit 16.1
September 13, 2016
U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:    Aeolus Pharmaceuticals, Inc.
File No. 0-50481

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Aeolus Pharmaceuticals, Inc. dated September 8, 2016, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP